As filed with the U.S. Securities and Exchange Commission on April 12, 2017

Registration Statement File No. 333-198680

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2

to

Form S-3 Registration Statement No. 333-198680

UNDER

THE SECURITIES ACT OF 1933

The WhiteWave Foods Company

(Exact name of registrant as specified in its charter)

Delaware	46-0631061
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1225 Seventeenth Street, Suite 1000

Denver, Colorado, 80202

Tel: (303) 635-4500

(Address of Principal Executive Offices)

Copies to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: Joshua R. Cammaker, Esq.

Telephone: (212) 403-1000

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant	State or Other Jurisdiction of Incorporation of Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Creamer Nation, LLC	Delaware	2000	35-2440874
EB SAV Inc.	Delaware	9995	80-0891067
Earthbound Farm, LLC	Delaware	100	77-0414984
Earthbound Holdings I, LLC	Delaware	9995	77-0414984
Earthbound Holdings II, LLC	Delaware	9995	N/A
Earthbound Holdings III, LLC	Delaware	9995	N/A
Horizon Organic Dairy, LLC	Delaware	2020	20-5289672
Natural Selection Foods Manufacturing, LLC	California	8741	91-2085042
Silk Operating Company, LLC	Delaware	2080	37-1668472
Earthbound Packaging Partners LLC (f/k/a Sustainable Packaging Partners LLC)	Delaware	3080	35-2400307
WWF Operating Company	Delaware	2000	75-2218815
WhiteWave Equipment Leasing, LLC	Delaware	3721	46-5446761
WhiteWave Services, Inc.	Delaware	9995	20-3026265

DEREGISTRATION OF SECURITIES

The WhiteWave Foods Company, a Delaware corporation (the “Registrant”), is filing this post-effective amendment (this “Post-Effective Amendment”) to the Registration Statement on Form S-3ASR (File No. 333-198680) on behalf of itself and the above-named additional registrants, pertaining to the registration of an indeterminate amount of shares of the Registrant’s debt securities and guarantees of such debt securities by certain of the Registrant’s subsidiaries, with an aggregate offering price of up to $500,000,000 (the “Registration Statement”), which was previously filed with the Securities and Exchange Commission (the “SEC”), to deregister any and all of the Registrant’s securities that remain unsold under the Registration Statement as of the date hereof.

On July 7, 2016, the Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Danone S.A., a French société anonyme (“Danone”) and July Merger Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of Danone (“Merger Sub”). On April 12, 2017, pursuant to the Merger Agreement, Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation and an indirect wholly owned subsidiary of Danone.

In connection with the Merger, the Registrant is terminating all offers and sales of the Registrant’s securities registered pursuant to the Registration Statement. The Registrant, by filing this Post-Effective Amendment, hereby terminates the effectiveness of the Registration Statement and removes from registration any and all securities registered but unsold or otherwise unissued under the Registration Statement as of the date hereof. This filing is made in accordance with an undertaking made by the Registrant in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, The WhiteWave Foods Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3ASR and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 12, 2017.

THE WHITEWAVE FOODS COMPANY

By:	/s/ Helen Kaminski
Name: Helen Kaminski Title: Corporate Secretary

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

[Signature Page to Post-Effective Amendment to WhiteWave Registration Statement on Form S-3ASR]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, The WhiteWave Foods Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3ASR and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 12, 2017.

CREAMER NATION, LLC EARTHBOUND FARM, LLC EARTHBOUND HOLDINGS I, LLC
EARTHBOUND HOLDINGS II, LLC
EARTHBOUND HOLDINGS III, LLC
HORIZON ORGANIC DAIRY, LLC NATURAL SELECTION FOODS MANUFACTURING, LLC SILK OPERATING COMPANY, LLC WHITEWAVE EQUIPMENT LEASING, LLC WHITEWAVE SERVICES, INC.

By:	/s/ Helen Kaminski
Name: Helen Kaminski
Title: President

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, The WhiteWave Foods Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3ASR and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 12, 2017.

EB SAV INC.

By:	/s/ Helen Kaminski
Name: Helen Kaminski
Title: Assistant Secretary

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, The WhiteWave Foods Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3ASR and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 12, 2017.

EARTHBOUND PACKAGING PARTNERS LLC (FKA SUSTAINABLE PACKAGING PARTNERS LLC)

By:	/s/ Helen Kaminski
Name: Helen Kaminski
Title: President

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, The WhiteWave Foods Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3ASR and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 12, 2017.

WWF OPERATING COMPANY

By:	/s/ Helen Kaminski
Name: Helen Kaminski
Title: Secretary

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.